SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 FORM 8-K/A

                              CURRENT REPORT

                    Pursuant to section 13 or 15(d) of
                    the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) July 16, 1997


                         CROWN ENERGY CORPORATION
          (Exact name of registrant as specified in its charter)


                                   UTAH
                      (State or other jurisdiction of
                      Incorporation or Organization)


          0-19365                                 87-0368981
  Commission file number                       (I.R.S. Employer
                                              Identification No.)

     215 South State, Suite 550
        Salt Lake City, Utah                         84111
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code (801) 537-5610








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Item 1.   Changes in Control of Registrant

          Not applicable.


Item 2.   Acquisition or Disposition of Assets

          On July 2, 1997, the Company entered into a stock purchase agreement with Road Runner Oil, Inc.("RRO") to sell 100% of its interest in its wholly-owned subsidiary, Gavilan Petroleum, Inc.("Gavilan"). Gavilan operated oil and natural gas properties. Under the terms of the sale, the Company transferred to RRO all of the issued and outstanding stock of Gavilan and in exchange received $25,000 at closing and a promissory note under which it will be paid $50,000 within 30 days of closing; $25,000 within 120 days of closing; and the remaining $50,000 within 180 days of closing. The note is secured by a pledge of the Gavilan stock. The price was negotiated at arms length between the Company and RRO. The Company anticipates recognizing a loss on the Gavilan sale of approximately $950,000.

          The Company's primary focus will be the production of asphalt and other products from oil sands.


Item 3.   Bankruptcy or Receivership

          Not applicable.


Item 4.   Changes in Registrant's Certifying Accountant

          Not applicable.


Item 5.   Other Events

          Not applicable.


Item 6.   Resignation of Registrant's Directors

          Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          Pro Forma Financial Information

          The pro forma effects of the transaction for the year ended December 31, 1996 and for the three months ended March 31, 1997 are as follows: Total assets would have been reduced from $4,591,374 and $4,510,632 to $3,468,599 and $3,415,406, respectively, a decrease of $1,122,775 (24%) and $1,095,226 (24%). Total liabilities would have been reduced from $1,120,118 and $1,037,783 to $923,019 and $861,706, respectively, a decrease of $197,099 (18%) and $176,077 (17%).
          Revenues would have decreased from $224,855 and $50,503 to $11,226 and $0, respectively, a decrease of $213,629 (95%) and $50,503 (100%). Net loss before income taxes would have increased from a loss of $550,630 for the year ended December 31, 1996 and a loss of $83,292 for the three months ended March 31, 1997 to a loss of $45,818 and a loss of $66,951, respectively, an increase of $104,812 (19%) and $16, 341 (20%).



          Exhibits

          The following exhibits are filed with this Report:

          Item 601       Document
           Number         Number          Description
             2             2.01     Stock Purchase Agreement



Item 8.   Changes in Fiscal Year

          Not applicable.



Item 9.   Sales of equity securities pursuant to Regulation S

          Not applicable.

                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CROWN ENERGY CORPORATION


Date: July 16, 1997           By: /s/ Richard S. Rawdin
                              Richard S. Rawdin, Vice President





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                              INDEX TO EXHIBITS


   SEC                                                 Sequentially
Reference   Exhibit                                      Numbered
  Number     Number       Title of Document                Page

    2        2.01         Stock Purchase Agreement           6